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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 4, 1997, on our audits of the consolidated financial statements of Progenitor, Inc. (a Development Stage Company), as of September 30, 1997 and 1996 and for the years ended September 30, 1997, 1996 and 1995 and the period from May 8, 1992 (date of inception) to September 30, 1997, which report is included in the Annual Report on Form 10-K.



                                    COOPERS & LYBRAND L.L.P.
Columbus, Ohio
February 19, 1998